UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52049	06-159540
(Commission File No.)	(IRS Employer Identification No.)

200 Crossing Boulevard
Suite 800
Bridgewater, New Jersey 08807
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Indenture below under Item 2.03 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 12, 2014, Synchronoss Technologies, Inc. (the “Company”) completed the offering (the “Offering”) of $230,000,000 aggregate principal amount of its 0.75% Convertible Senior Notes due 2019 (the “Notes”), including $30,000,000 aggregate principal amount of Notes purchased by the underwriters of the Offering, pursuant to their exercise in full of the over-allotment option granted to them by the Company.

The Notes were issued pursuant to an Indenture, dated as of August 12, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes are the Company’s unsecured senior obligations and will bear interest at a rate of 0.75% per year, payable semi-annually in arrears on August 15 and February 15 of each year, beginning on February 15, 2015. The Notes will mature on August 15, 2019, unless earlier repurchased or converted. The Notes are convertible into shares of the Company’s Common Stock (“Common Stock”), at an initial conversion rate of 18.8072 shares of Common Stock per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $53.17 per share of Common Stock. Holders of the Notes who convert their Notes in connection with a Make-Whole Fundamental Change (as defined in the Indenture) will, under certain circumstances, be entitled to an increase in the conversion rate. Additionally, in the event of a Fundamental Change (as defined in the Indenture), holders of the Notes may require the Company to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest up to, but excluding, the purchase date.

Holders of the Notes may convert their Notes prior to the close of business on the second scheduled trading day immediately preceding August 15, 2019, subject to and upon compliance with the terms of the Indenture. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, the Company will satisfy its conversion obligation by delivering shares of the Common Stock up to the aggregate principal amount of the Notes so converted and cash in lieu of fractional shares of Common Stock, if any.

A form of the Indenture is attached as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (No. 333-197871) filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2014 (the “Registration Statement”) and is incorporated herein by reference.  The summary descriptions of the Indenture contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Item 8.01 Other Events

On August 12, 2014, the Company issued a press release announcing the closing of its offer and sale of the Notes. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Synchronoss Technologies, Inc. dated August 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

Date: August 12, 2014	By:	/s/ Stephen G. Waldis
Stephen G. Waldis
Chief Executive Officer and Chairman of the Board of Directors